Exhibit 3.4

April 19, 2011
FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

Attached is a form for filing Articles of Amendment to amend the articles of incorporation of a Florida Profit Corporation pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

–	The original incorporators cannot be amended.

–	If amending the name of the corporation, the new name must be distinguishable on the records of the Florida Department of State. A preliminary search for name availability can be made through the Division’s website at www.sunbiz.org. You are responsible for any name infringement that may result from your corporate name selection.

–	If amending the registered agent, the new agent must sign accepting the appointment and state that he/she is familiar with the obligations of the position.

–	If amending/adding officers/directors, list titles and addresses for each officer/director.

–	If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

The document must be typed or printed and must be legible.

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later than the 90th day after the date on which the document is filed.

Filing Fee	$35.00 (Includes a letter of acknowledgment)

Certified Copy (optional)	$8.75

Certificate of Status (optional)	$8.75

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address	Street Address
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

For further information you may call the Amendment Section at (850) 245-6050

COVER LETTER

TO:	Amendment Section Division of Corporations

NAME OF CORPORATION:

DOCUMENT NUMBER:

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Name of Contact Person

Firm/ Company

Address

City/ State and Zip Code

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

	at	( )
Name of Contact Person		Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐	$35 Filing Fee	☐	$43.75 Filing Fee &	☐	$43.75 Filing Fee &	☐	$52.50 Filing Fee
			Certificate of Status		Certified Copy		Certificate of Status
					(Additional copy is enclosed)		Certified Copy
(Additional Copy is enclosed)

Mailing Address	Street Address
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Internal Fixation Systems, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P06000035850

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.       If amending name, enter the new name of the corporation:

                                                                                                                                                                          The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS )

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

(Florida street address)

New Registered Office Address:		, Florida
(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E.	If amending or adding additional Articles, enter change(s) here: (attach additional sheets, if necessary). (Be specific)

Amending ARTICLE IV to state that the par value of the common stock is $.05 per share.

F.
If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption:        April 18, 2011

Effective date if applicable:

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☐	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                                                    .”
(voting group)

☒	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated     April    , 2011
Signature
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Stephen Dresnick

(Typed or printed name of person signing)

President and CEO

(Title of person signing)